    As filed with the Securities and Exchange Commission on August 26, 1998

                                                    Registration No. 333-_____




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                       TRANSACT TECHNOLOGIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                             06-1456680
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)



                                  7 Laser Lane
                              Wallingford, CT 06492
                                 (203) 269-1198
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)



               TransAct Technologies Incorporated 1996 Stock Plan
                            (FULL TITLE OF THE PLAN)



                                 Richard L. Cote
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                       TransAct Technologies Incorporated
                                  7 Laser Lane
                              Wallingford, CT 06492
                                 (203) 269-1198
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                    Copy to:

                              Thomas A. Klee, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                               Hartford, CT 06103
                                 (860) 251-5728

                         CALCULATION OF REGISTRATION FEE

------------------------------- --------------------- ------------------ -------------------- ---------------------
                                                          PROPOSED            PROPOSED
                                                           MAXIMUM             MAXIMUM
     TITLE OF EACH CLASS               AMOUNT             OFFERING            AGGREGATE           AMOUNT OF
     OF SECURITIES TO BE               TO BE              PRICE PER           OFFERING           REGISTRATION
          REGISTERED                 REGISTERED             SHARE             PRICE (1)              FEE
------------------------------- --------------------- ------------------ -------------------- ---------------------

Common Stock, par value $0.01      300,000 shares          $5.56            $1,668,000            $492.06
------------------------------- --------------------- ------------------ -------------------- ---------------------


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the average of the high and low price per share of $5.56 on August 24, 1998, as reported by the National Association of Securities Dealers Automated Quotation System.

(2) Pursuant to Rule 429, includes 600,000 shares previously registered on Form S-8, Registration No. 333-32703, filed August 1, 1997.

                          STATEMENT PURSUANT TO GENERAL
                            INSTRUCTION E OF FORM S-8



         This Registration Statement relates to the registration of additional shares of Common Stock, par value $0.01 per share, of TransAct Technologies Incorporated, the same class of securities as registered on Form S-8 for TransAct Technologies Incorporated 1996 Stock Plan, File No. 333-32703. The contents of the prior Registration Statement are incorporated in this Registration Statement by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallingford and State of Connecticut on the 26th day of August, 1998.

                                    TRANSACT TECHNOLOGIES INCORPORATED



                                    BY    /S/   BART C. SHULDMAN
                                         --------------------------------------
                                         BART C. SHULDMAN
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                    SIGNATURE                         TITLE                           DATE


  /s/  Bart C. Shuldman                   President, Chief Executive Officer      August 26, 1998
-------------------------------------                and Director
      Bart C. Shuldman                      (Principal Executive Officer)


  /s/  Richard L. Cote*                    Executive Vice President, Chief        August 26, 1998
-------------------------------------       Financial Officer, Secretary,
      Richard L. Cote                           Treasurer and Director
                                            (Principal Financial Officer)


/s/  Steven A. DeMartino*                         Corporate Controller             August 26, 1998
-------------------------------------       (Principal Accounting Officer)
    Steven A. DeMartino


 /s/  Thomas R. Schwarz*                   Chairman of the Board and Director      August 26, 1998
-------------------------------------
     Thomas R. Schwarz


  /s/  Graham Y. Tanaka*                                Director                   August 26, 1998
-------------------------------------
      Graham Y. Tanaka


  /s/  Charles A. Dill*                                 Director                   August 26, 1998
-------------------------------------
      Charles A. Dill

*By:  /s/  Bart C. Shuldman
    ---------------------------------
           Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit Number                      Description of Exhibits
--------------                      -----------------------

         5.1                        Opinion of Shipman & Goodwin LLP.

         23.1                       Consent of Independent Accountants, PricewaterhouseCoopers LLP.

         23.2                       Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

         24.1                       Powers of Attorney.